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                                                                Exhibit 10.15(a)
                                August 6, 1999

Lockhart Industries, Inc.
c./o Alpha Technologies
1155 Dairy Ashford, Suite 216
Houston, Texas 77079

Attn: Johnny J. Blanchard

Re:   Letter Agreement - Lease Extension
      15707 Texaco Avenue
      Paramount, California

Reference is hereby made to that certain Lease dated August 29, 1984 and Lease Extensions dated February 1, 1991 and June 1996 by and between Garfield-Pacific Development Co. ("Lessor") and Lockhart Industries, Inc. ("Lessee") for the Premises commonly known as 15707 Texaco Avenue, Paramount, California.


The parties do hereby agree that said Lease shall be extended for an additional period of five (5) years commencing November 1, 1999 and ending October 31, 2004. All terms, provisions and conditions of the original Lease shall remain in full force and effect during the extension period, except as provided as follows:

1. For the period November 1, 1999 through October 31, 2000 the monthly rent shall be $9,500.00.
2. For the period November 1, 2000 through April 30, 2002 the monthly rent shall be $9,750.00.
3. For the period May 1, 2002 through October 31, 2003 the monthly rent shall be determined as follows: The monthly rent payable for April 2002 ($9,750.00) shall be multiplied by a fraction and the numerator of which shall be the Consumer Price Index (C.P.I.) of the Bureau of Labor Statistics of the United States Department of Labor for Urban wage Earners and Clerical Workers, Los Angeles-Anaheim-Riverside, California (1967=100), "All Items", for the month of March, 2002 and the denominator of which shall be the C.P.I. for the month of September, 1999. The sum so calculated shall establish the new monthly rent for the period May 1, 2002 through October 31, 2003. However, in no event shall said monthly rent be less than $10,237.50 or greater than $10,920.00.
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Lockhart Industries, Inc.
August 6, 1999
Page Two

4. For the period November 1, 2003 through October 31, 2004 the monthly rent shall be that monthly rent which has been calculated in Paragraph 3 above (for the period May 1, 2002 through October 31, 2003) plus $250.00 per month.

Please have two authorized officers sign both originals of this letter Agreement-Lease Extension indicating your approval of the extension and return on original to our office at 1176 Main Street, Suite 100, Irvine, CA 92614.

We are delighted that you have decided to renew your Lease and look forward to a continued relationship with Lockhart Industries in the coming years.

                                        Sincerely,

                                        GARFIELD-PACIFIC
                                        DEVELOPMENT CO.


                                        /s/  Robert D. Bendetti
                                        -----------------------------
                                        By:   Robert D. Bendetti
                                              Authorized Representative


RDB:sl
Cc. John Wenckus

AGREED & ACCEPTED:

Dated: September 15, 1999

By:     Lockhart Industries, Inc.

By:     /s/Johnny J. Blanchard
        ----------------------

Name:   Johnny Blanchard
        -----------------

Title   Secretary & Treasurer
        ----------------------

By:     Lockhart Industries, Inc.

By:     /s/John Wenckus
        ---------------

Name:   John Wenckus
        ------------

Title:  Vice President & General Manager
        --------------------------------